                           POWER OF ATTORNEY CONCERNING
             SECURITIES AND EXCHANGE COMMISSION FORMS 3, 4 AND 5 FILINGS

 This Statement confirms that the undersigned, J. Christopher Adkins, has authorized and designated Thomas J. Dostart, Jeffrey M. Jarosinski and Richard R. Grinnan to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Massey Energy Company.
 The authority of Thomas J. Dostart, Jeffrey M. Jarosinski and Richard R. Grinnan under this
Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Massey Energy Company unless earlier revoked in writing.  The undersigned acknowledges that Thomas J. Dostart, Jeffrey
M. Jarosinski and Richard R. Grinnan are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:  11/12/04    /s/ J. Christopher Adkins
      Printed Name: J. Christopher Adkins